Form N-SAR, Sub-Item 77D
Policies with respect to security investments


Nuveen All-American Municipal Bond Fund
Nuveen High Yield Municipal Bond Fund


Nuveen Municipal Trust
811-07873


On January 4, 2012, notification of the All-
American Funds changes in investment policy was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on January 4, 2012, accession number 0001193125-12-001837 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.


On March 12, 2012, notification of the High Yield
Funds changes in investment policy was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 12, 2012, accession number
0001193125-12-108849 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.